Exhibit 32.1
Quarterly Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of FX Real Estate and Entertainment Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The quarterly report on Form 10-Q for the quarterly period ended September 30, 2008 of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT F.X. SILLERMAN
Robert F.X. Sillerman
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: November 13, 2008
     A signed original of this written statement required by Section 906 has been provided to FX Real Estate and Entertainment Inc. and will be retained by FX Real Estate and Entertainment Inc. and furnished to the Securities and Exchange Commission or its staff upon request.